Exhibit 3.1

                                                                  A467587
                                                                  ENDORSED
                                                                     FILED
                                   In the office of the Secretary of State
                                                Of the State of California

                                                               OCT 31 1995
                                            BILL JONES; Secretary of State

                               AGREEMENT OF MERGER

                                      AMONG

                          SIERRA HEALTH SERVICES, INC.

                            HEALTH ACQUISITION CORP.

                                       AND

                               CII FINANCIAL, INC.

         THIS AGREEMENT OF MERGER, is entered into to be effective on the Effective Date set forth below by and among Sierra Health Services, Inc., a Nevada corporation ("Sierra"), Health Acquisition Corp., a California corporation and a wholly-owned subsidiary of Sierra ("Sierra Sub"), and CII Financial, Inc., a California corporation ("CII").

                               W I T N E S S E T H

         WHEREAS, the parties to this Agreement have determined that it is in the best interests of each of them to merge Sierra Sub with and into CII.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                A G R E E M E N T

         1. Merger. Upon the Effective Date, as defined below, Sierra Sub shall be merged with and into CII (the "Merger") in accordance with the provisions of the California General Corporation Law (California Corporations Code Section 1100 et seq. (the "Law")). For purposes of the Law and this Agreement, CII shall be the surviving corporation, and Sierra Sub shall be the disappearing corporation.

         2.       Name.    The name of the surviving corporation shall be
"CII Financial, Inc."

         3.       Effective Date.   The Merger shall become effective at
11:59 p.m. Pacific Standard Time on October 31, 1995 (the "Effective Date").

         4. Compliance with Law. The parties shall take such steps as may be necessary under the Law or otherwise to give effect to this Agreement, including the filing of a copy of this Agreement in the offices of the Secretary of State of the State of California, together with the certificates required by Section 1103 of the Law.

         5. Articles of Incorporation. On the Effective Date, Article IV of the Articles of Incorporation of the surviving corporation shall be amended to read in its entirety as provided in Exhibit A attached hereto and incorporated herein.

         6. Effect on Outstanding Shares of Disappearing and Surviving Corporation. On the Effective Date, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, stated value $.50 per share, of CII (the "CII Common Stock") or capital stock of Sierra Sub, except for shares of CII Common Stock as to which dissenters' rights are perfected under the General Corporation Law of California:

                  (a) Each issued and outstanding share of the capital stock of Sierra Sub shall be converted into and become one fully paid and nonassessable share of common stock, stated value $.50 per share, of the surviving corporation.

                  (b) All shares of CII Common Stock that are owned by Sierra, Sierra Sub or any other wholly-owned subsidiary of Sierra shall be canceled and retired and shall cease to exist and no stock of Sierra or other consideration shall be delivered in exchange therefor.

                  (c) (i) Subject to Section 6(d), each issued and outstanding share of CII Common Stock (other than shares to be cancelled in accordance with
Section 6(b) shall be converted into the right to receive .370 of a fully paid and nonassessable share of common stock, par value $.005 per share, of Sierra (the "Sierra Common Stock"), including the corresponding percentage of a right (the "Right") to purchase shares of Series A Junior Participating Preferred Stock of Sierra pursuant to the Rights Agreement (the "Rights Agreement") dated as of June 14, 1994 between Sierra and Continental Stock Transfer & Trust Company, as Rights Agent. Prior to the "distribution date" (as defined in the Rights Agreement), all references in this Agreement to Sierra Common Stock to be received pursuant to the Merger shall be deemed to include the Rights. All such shares of CII Common stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Sierra Common Stock to be issued in consideration therefor upon the surrender of such certificate, without interest.

                  (ii) With respect to CII's 7 1/2% Convertible Subordinated Debentures Due 2001 (the "CII Debentures") issued pursuant to the Indenture (the "Indenture") dated as of September 15, 1991 between CII and Manufacturers Hanover Trust Company, as Trustee (the "Trustee"), and pursuant to an indenture supplemental thereto to be executed by and among CII, Sierra and the Trustee, the CII Debentures will no longer be convertible into CII Common Stock and will become convertible into Sierra Common Stock. The price at which such shares of Sierra Common Stock shall be delivered upon conversion of the CII Debentures shall be the quotient of the "conversion price" (as defined in the Indenture) in effect immediately prior to the Effective Date divided by .370, subject to further adjustment as provided in the Indenture.

                  (iii) With respect to CII's stock option plans (the "CII Plans"), each outstanding option to purchase shares of CII Common Stock issued pursuant to the CII Plans will be assumed by Sierra and will constitute an option to acquire the same number of shares of Sierra Common Stock into which such shares would have been converted pursuant to the Merger had such options been exercised immediately prior to the Effective Date.

         (d) No fractions of a share of Sierra Common Stock shall be issued in the Merger, but in lieu thereof each holder of shares of CII Common Stock otherwise entitled to a fraction of a share of Sierra Common Stock shall, upon surrender of his or her certificate or certificates, be entitled to receive an amount of cash (without interest) determined by multiplying the closing price for Sierra Common Stock as reported on the New York Stock Exchange Composite Transactions on the business day two days prior to the Effective date by the fractional share interest to which such holder would otherwise be entitled.

         7. Effect of Merger. The effect of the Merger shall be as prescribed by the Law. Pursuant to Section 1107 of the Law, without any further act of the parties:

         (a) On the Effective Date, the separate existence of Sierra Sub shall cease, and the surviving corporation shall succeed, without other transfer, to all the rights and properties of Sierra Sub and shall be subject to all the debts and liabilities of Sierra Sub in the same manner as if the surviving corporation had itself incurred them.

         (b) After the Effective Date, all rights of creditors and all liens upon the property of Sierra Sub shall be preserved unimpaired, provided of Sierra Sub shall be preserved unimpaired, provided that such liens of Sierra Sub shall be limited to the property affected thereby immediately prior to the Effective Date.

         (c) After the Effective Date, any action or proceeding pending by or against Sierra Sub may be prosecuted to judgment, which shall bind the surviving corporation, or the surviving corporation may be proceeded against or substituted in place of Sierra Sub.

         8.       Miscellaneous.

                  8.1 Governing Law. This Agreement, the transactions contemplated hereby and the rights of the parties hereunder and under statutory and common law with respect to the transactions contemplated hereby shall be governed and construed in accordance with the laws of the State of California.

                  8.2 Headings. The headings and subheadings used in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

                  8.3 Counterpart Execution. This Agreement may be executed in two or more counterparts all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of October 20, 1995.

                                            SIERRA HEALTH SERVICES, INC.

                                            By:__________/s/_________________

                                                     Erin E. MacDonald
                                                     President

______/s/__________________

  Frank E. Collins
     Secretary

                                            HEALTH ACQUISITION CORP.

                                            By:____________/s/________________

                                                     Erin E. MacDonald
                                                     President

______/s/___________________

Frank E. Collins
  Secretary

                                            CII FINANCIAL, INC.

                                            By:_____________________________
                                                Joseph G. Havlick
                                                Chairman of the Board, Chief
                                                Executive Officer and President

------------------------
  Richard E. Dobson
     Secretary

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of October 20, 1995.

                                            SIERRA HEALTH SERVICES, INC.

                                            By:__________/s/_________________

                                                     Erin E. MacDonald
                                                     President

______/s/__________________

  Frank E. Collins
     Secretary

                                            HEALTH ACQUISITION CORP.

                                            By:____________/s/________________

                                                     Erin E. MacDonald
                                                     President

______/s/___________________

Frank E. Collins
  Secretary

                                            CII FINANCIAL, INC.

                                            By:__________/s/___________________

                                              Joseph G. Havlick
                                              Chairman of the Board, Chief
                                              Executive Officer and President

____/s/____________________

  Richard E. Dobson
     Secretary

                                    EXHIBIT A

                                       IV

         "The corporation is authorized to issue only one class of shares of stock which shall be designated as "Common Stock" and the total number of shares which this corporation is authorized to issue is one thousand (1,000)."

                             CERTIFICATE OF APPROVAL
                                       OF
                               AGREEMENT OF MERGER
                                       OF
                               CII FINANCIAL, INC.

         Joseph G. Havlick and Richard E. Dobson do hereby certify that:

         1. They are the President and Secretary, respectively, of CII Financial, Inc., A California corporation (the "Corporation").

         2. The principal Terms of the agreement of merger in the form attached hereto were duly approved by the Board of Directors of the Corporation.

         3. There is only one class of shares of the Corporation and the total number of outstanding shares entitled to vote on the agreement of merger is 7,187,721 shares.

         4. The principal terms of the agreement of merger in the form attached hereto were duly approved by the Corporation by the vote of a number of shares that equaled or exceeded the vote required.

         5. The percentage vote required is ore than 50% of the outstanding shares.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

DATE:  October 31, 1995

                          __________/s/________________________
                          Joseph G. Havlick, President

                          __________/s/________________________
                          Richard E. Dobson, Secretary

                             CERTIFICATE OF APPROVAL
                                       OF
                               AGREEMENT OF MERGER
                                       OF
                            HEALTH ACQUISITION CORP.

         Erin E. MacDonald and Frank E. Collins do hereby certify that:

         1. They are the president and the secretary, respectively, of Health Acquisition Corp., a California corporation (the "Corporation").

         2. The principal Terms of the agreement of merger in the form attached hereto were duly approved by the board of directors of the corporation.

         3. There is only one class of shares of the Corporation and the total number of outstanding shares entitled to vote on the agreement of merger is 100.

         4. The principal terms of the agreement of merger in the form attached hereto were duly approved by the Corporation by the vote of a number of shares which equaled or exceeded the vote required.

         5. The percentage vote required is ore than 50% of the outstanding shares.

         6. The vote required of the shareholders of Sierra Health Services, Inc., the parent of the Corporation, was obtained.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:  October 31, 1995.
               --

                                            __________/s/__________________
                                            Erin E. MacDonald, President

                                            __________/s/__________________
                                            Frank E. Collins, Secretary

                                                                       1622843
                                                                      ENDORSED
                                                                         FILED
                                       In the office of the Secretary of State
                                       Of the State of California

                                       SEP 15 1998
                                       MARCH FONG EU; Secretary of State

                            ARTICLES OF INCORPORATION

                                       OF

                               CII FINANCIAL, INC.

                                        I

         The name of this corporation is CII FINANCIAL, INC.

                                       II

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated.

                                       III

The name and address in the State of California of this corporation's initial agent for service of process is: Joseph G. Havlick, 4001 West Alameda Avenue, Suite 301, Burbank, California 91505.

                                       IV

         The corporation is authorized to issue only one class of shares of stock which shall be designated as "Common Stock"; and the total number of shares which this corporation is authorized to issue is one hundred million (100,000,000).

                                        V

         Section 1. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         Section 2. The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation or its shareholders. The corporation is further authorized to provide insurance for agents as set forth in Section 317 of the California Corporations Code, provided that, in cases where the corporation owns all or a portion of the shares of the company issuing the insurance policy, the company and/or the policy must meet one of the two sets of conditions set forth in Section 317, as amended.

CIIF ARTICLES

PAGE 2

         Section 3. Any repeal or modification of the foregoing provisions of this Article V by the shareholders of this corporation shall not adversely affect any right or protection of an agent of this corporation existing at the time of such repeal or modification.

DATED:  September 13, 1988.


                                    ___________/s/____________________
                                    Trude A. Tsujimoto
                                    Incorporator

         I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

                                    _________/s/______________________

                                    Trude A. Tsujimoto